Exhibit 10.73

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”), dated November 11, 2013, by and between Handley Management Corporation (“Lessor”), as successor-by-merger to Renault & Handley Employees Investment Co. (the “Original Lessor”), and Durect Corporation, a Delaware corporation (“Lessee”), amends that certain Lease, dated May 14, 2003 (the “Original Lease”), by and between Original Lessor and Lessee, as amended by that certain First Lease Extension, dated December 15, 2008 (the “First Extension”), the Original Lease, as amended by the First Extension, is hereinafter referred to as the “Lease”, for the Premises located at 10260 Bubb Road, Cupertino, California with reference to the following facts:

RECITALS

A. WHEREAS, Lessee exercised its Second Option to Extend for an additional five (5) year term commencing on March 1, 2014 and terminating February 28, 2019, as set forth in the Lease.

B. WHEREAS, Lessor and Lessee wish to set a new monthly rental rate for the extended term and provide for an additional five (5) year renewal option as set forth in this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

1. RECITALS; DEFINED TERMS: The recitals set forth above are incorporated by reference into this Second Amendment as though set forth at length. Capitalized terms used but not defined herein shall have the meanings given them in the Lease.

2. TERM: The Lease is hereby extended for a period of five (5) years, commencing on March 1, 2014 and terminating February 28, 2019 (the “Extension Term”).

3. OPTION TO EXTEND: Provided that Lessee is not in default under the

Lease after applicable notice and cure periods, and has faithfully performed its obligations under the Lease, Lessor hereby grants Lessee an option to extend the term of this Lease (the “Option to Extend”) for a period of one (1) additional five(5) year term commencing March 1, 2019 and terminating February 29, 2024 (the “Option Period”) on all the same terms and conditions of the Lease excepting that there shall be no additional options to extend and excepting the Base Monthly Rent which shall be at 100% of the then current fair market monthly rental value for the Premises as improved (“FMV”) determined in accordance with Paragraph 36 of the Original Lease. Lessee shall exercise its Option to Extend by giving written notice to Lessor of its intent to do so not less than six (6) months nor more than nine (9) months prior to March 1, 2019.

4. RENTAL: Base Monthly Rent for the Extension Term shall be payable to Lessor without defense, deduction or offset at such place or places as may be designated from time to time by Lessor in the following amounts:

Commencing on March 1, 2014, and on the first day of each and every succeeding month to and including February 1, 2015 $45,426.00 shall be due.

Commencing on March 1, 2015, and on the first day of each and every succeeding month to and including February 1, 2016, $46,788.78 shall be due.

Commencing on March 1, 2016, and on the first day of each and every succeeding month to and including February 1, 2017, $48,192.44 shall be due.

Commencing on March 1, 2017, and on the first day of each and every succeeding month to and including February 1, 2018, $49,638.22 shall be due.

Commencing on March 1, 2018, and on the first day of each and every succeeding month to and including February 1, 2019, $51,127.36 shall be due.

5. SECURITY DEPOSIT: Lessor shall retain the existing Security Deposit as security for the full and faithful performance of each and every term, condition, covenant and provision of the Lease, as may be extended.

6. CONDITION OF PREMISES AND ALTERATIONS: Lessee has accepted possession of the Premises, and Lessor shall have no obligation to alter or improve the Premises, or to pay any costs of any such alterations or improvements.

7. FULL FORCE & EFFECT: As of the date hereof, the Lease is in full force and effect. From and after the date hereof, the term “Lease” shall mean the Lease as amended by this Second Amendment.

8. ENTIRETY: Except as provided in this Second Amendment, the Lease is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Moreover, no subsequent change or modification of the Lease, as amended, shall be binding unless in writing and fully executed by Lessor and Lessee.

9. MISCELLANEOUS: Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Second Amendment shall be resolved in favor of the terms and provisions of this Second Amendment. This Second Amendment may be executed and delivered in any number of counterparts, including delivery by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. AUTHORITY: Lessor and Lessee each represent and warrant to the other that it has full authority to enter into and perform this Second Amendment without the consent or approval of any other person or entity including, without limitation, any mortgagees, partners, ground lessors, or other superior interest holders or interested parties. Each person signing this Second Amendment on behalf of Lessor or Lessee represents and warrants that he or she has the full and complete authority, corporate, partnership or otherwise, to bind Lessor or Lessee, as the case may be, to this Second Amendment.

[Remainder of Page Intentionally Blank Signatures on Following Page.]

IN WITNESS THEREOF, Lessor and Lessee have executed this Second Amendment to Lease as of the Effective Date.

Lessee:

Durect Corporation, a Delaware Corporation

By:	Matt Hogan
Name:	Matt Hogan
Its:	Chief Financial Officer

Lessor:

Handley Management Corporation

By:	Alice J. Holmes
Name:	Alice J. Homes
Its:	General Manager